August 24, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Northern Lights Fund Trust

File no. 811-21720

Dear Sir or Madam:

We have read Exhibit 13(a)(4) of Form N-CSR of Biondo Focus Fund, a series of Northern Lights Fund Trust, dated August 28, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP